Exhibit 10.33



                                  METASYN, INC.

                    CONSULTING AND CONFIDENTIALITY AGREEMENT


         THIS CONSULTING AND CONFIDENTIALITY AGREEMENT is made as of this day of (the "Effective Date") by and between Metasyn, Inc., a Delaware
corporation (hereinafter referred to as "METASYN"), and       ,(hereinafter
referred to as "CONSULTANT"), address.

         WHEREAS, the CONSULTANT is a scientist specializing in areas related to METASYN's Field of Interest (as defined below);

         WHEREAS, METASYN wishes to avail itself of the services of the CONSULTANT to perform certain tasks for the benefit of METASYN, and the CONSULTANT is willing to perform such services on the terms and conditions set forth below.

         NOW, THEREFORE, METASYN and the CONSULTANT, in consideration of the mutual promises contained herein, hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings as set forth below:

         "METASYN's Field of Interest" means the design, development, manufacture and use of devices or drugs for medical imaging, together with such other fields as may be subsequently agreed upon by METASYN and the CONSULTANT in writing.

         "Consultancy" means the current or anticipated or subsequent retention of the CONSULTANT by METASYN as a CONSULTANT hereunder, or any other period during which the CONSULTANT receives compensation from METASYN in any capacity.

         "Intellectual Property" means any Invention (as defined below), writing, trade name, trademark, service mark or any other material registered or otherwise protected or protectible under state, federal or foreign patent, trademark, copyright or similar laws.

         "Inventions" includes ideas, concepts, discoveries, inventions, developments, improvements, data, information, materials, products, models, writings, drawings or documentation created, developed or otherwise invented by the CONSULTANT in the course of providing services to METASYN hereunder, whether or not reduced to practice and whether or not patentable or otherwise within the definition of Intellectual Property.

         "Proprietary Information" includes any scientific, technical, trade or business secrets of METASYN and any scientific, technical, biological, chemical, trade or business materials that are treated by METASYN as confidential or proprietary, including, but not limited to, the Inventions and confidential information obtained by or given to METASYN about or belonging to its suppliers, licensors, licensees, partners, affiliates, customers, potential customers or others.

         The definition of "Proprietary Information" herein shall not include Proprietary Information which (i) was known by the CONSULTANT prior to its disclosure by METASYN; (ii) is publicly known through publication or otherwise through no wrongful act of the CONSULTANT; (iii) is received from a third party who rightfully discloses it to the CONSULTANT without restriction on its subsequent disclosure; or (iv) is disclosed pursuant to the lawful requirement of a governmental agency or by order of court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material.

2.       SERVICES

         2.1.     Services.  The CONSULTANT's services hereunder shall include:

                  (a) Advice in METASYN's Field of Interest,

                  (b) Consultation with METASYN's Board of Directors, officers, employees and agents, at such time as may be reasonably requested by METASYN, with respect to the above-mentioned activity; and

                  (c) Such other services as shall be mutually agreed upon by METASYN and the CONSULTANT.

         2.2. Status. METASYN and the CONSULTANT agree that the CONSULTANT will be an independent contractor for all purposes including, but not limited to, payroll and tax purposes, and that the CONSULTANT shall not in any way represent himself to be an employee or officer of METASYN.

         2.3. METASYN's Field of Interest. The CONSULTANT agrees and acknowledges that, although METASYN has retained his consulting services on a non-exclusive basis, during the term of this Agreement, the CONSULTANT will not enter into any other agreement, arrangement, understanding or other relationship pursuant to which he is obligated to render advice and services to a commercial entity in METASYN's Field of Interest and that he will limit the rendering of advice and services in METASYN's Field of Interest to METASYN.

3.       TERM

         3.1. Term. This Agreement will be for an initial term beginning as of the Effective Date and ending on the first anniversary thereof, and may be extended for an additional period or periods of one (1) year by mutual written agreement by the CONSULTANT and METASYN prior to the end of the term set forth above.

         3.2. Termination by METASYN. METASYN may terminate this Agreement for cause at any time by giving 30 days written notice to the CONSULTANT. "Cause" shall mean: (i) the physical or mental incapacity of the CONSULTANT to perform substantially all of the duties set forth in or contemplated by the Agreement for any consecutive three-month period or for any six-month period within any consecutive twelve-month period; (ii) conviction of any crime constituting a felony; or (iii) unsatisfactory performance of CONSULTANT's duties, as determined in good faith by the Board of Directors, which shall continue after specific notice thereof has been received by the CONSULTANT from the President or the Board of Directors of METASYN, and a period of 30 days shall have passed after the receipt of such notice during which the CONSULTANT fails to cure such specific unsatisfactory performance.

         3.3. Termination by Either Party. Either party may terminate this Agreement by giving sixty (60) days prior written notice to the other.

4.       COMPENSATION AND EXPENSES

         4.1. Compensation. As full compensation for the CONSULTANT's services pursuant to subsection 2.1 above, the Company shall pay the CONSULTANT $1,000 per day of service (based on 8 hours of services per day and prorated accordingly for partial days) payable monthly on the last business day of the month.

         4.2 Expenses. The CONSULTANT shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in the performance of his duties hereunder, provided such expenses are agreed upon in advance, following submission of written statements and bills.


5.       REPRESENTATIONS, WARRANTIES AND COVENANTS

         The CONSULTANT hereby represents, warrants and covenants to METASYN that the CONSULTANT is under no contractual, policy or other restriction or obligation which is inconsistent with his execution or performance of this Agreement. During the term hereof, the CONSULTANT will not enter into any agreement either written or oral in conflict with this Agreement, and will perform his obligations hereunder in such a manner that his services will not conflict with his responsibilities under any other agreement, policy, arrangement or understanding or pursuant to any employment, consulting or other relationship which the CONSULTANT has at any time with any third party. The CONSULTANT understands that METASYN does not desire to acquire from him any trade secrets, know-how or confidential business information that he may have acquired from others. Therefore, the CONSULTANT agrees that during his employment with METASYN, he will not improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer, or any other person or entity with whom he has an agreement or to whom he owes a duty to keep such information in confidence.

6.       OWNERSHIP

         6.1. Proprietary Information. METASYN retains all rights of ownership to all Proprietary Information furnished to the CONSULTANT hereunder. No proprietary rights or licenses are granted by METASYN under this Agreement. Furthermore, Proprietary Information shall include any advisory and opinion documents prepared by the CONSULTANT hereunder at the request of METASYN related to the CONSULTANT's services hereunder.

         6.2. Inventions and Intellectual Property. All Inventions and Intellectual Property created, developed or otherwise invented by the CONSULTANT hereunder, including all materials, products, models, data, information, documentation and other results of the CONSULTANT's services hereunder, are and shall be the exclusive property of METASYN, and METASYN may use or pursue them without restriction or additional compensation. The CONSULTANT shall maintain and furnish to METASYN complete and current records of all such Inventions and Intellectual Property and disclose to METASYN in writing all such Inventions and Intellectual Property. The CONSULTANT: (i) hereby assigns, sets over and transfers to METASYN all of his right, title and interest in and to such Inventions and Intellectual Property; (ii) agrees that the CONSULTANT and his agents shall, during and after the period the CONSULTANT is retained by METASYN, upon reasonable request of METASYN, cooperate fully in obtaining patent, trademark, service mark, copyright or other proprietary protection for such Inventions and Intellectual Property, all in the name of METASYN (but only at METASYN's expense), and, without limitation, shall execute all requested applications, assignments and other documents in furtherance of obtaining such protection or registration and confirming full ownership by METASYN of such Inventions and Intellectual Property; and (iii) shall, upon termination of his Consultancy, provide to METASYN in writing a full, signed statement of all Inventions and Intellectual Property in which the CONSULTANT participated prior to termination of his Consultancy to METASYN.

         6.3. Third Party Claims. Unless covered by an appropriate agreement between any third party and METASYN, the CONSULTANT shall not engage in any activities or use any facilities whereby claims of ownership to any results hereunder may be made by such third party.

7.       CONFIDENTIALITY

         7.1. CONSULTANT Acknowledgement. METASYN has developed and will develop its Proprietary Information over a substantial period of time at a substantial expense, and its Proprietary Information is integral to the goodwill of METASYN. During the course of Consultancy to METASYN, the CONSULTANT may develop or become aware of Proprietary Information. Protection of the Proprietary Information is necessary to conduct METASYN's business, and METASYN is and shall at all times remain the sole owner of METASYN's Proprietary Information.

         7.2. METASYN and the CONSULTANT agree that any and all Proprietary Information, specifications, data, know-how, patent applications, materials, plans and all other communications, oral or written, disclosed or provided to CONSULTANT by METASYN, whether provided before or after the date hereof, regarding METASYN'S proprietary magnetic resonance imaging contrast media, other METASYN products or technology, or any METASYN business plans or financial information (hereinafter referred to as the "INFORMATION") shall be subject to the following obligations:

         (a) CONSULTANT will keep all Information confidential and will not, without the prior written consent of METASYN, disclose any INFORMATION to any third party except to CONSULTANT'S colleagues with a need to know INFORMATION for the purposes described in (b) below.

         (b) CONSULTANT will not, without the prior written consent of METASYN, use, either directly or indirectly, any INFORMATION for any purpose whatsoever, other than for the purpose of performing research for METASYN or determining CONSULTANT'S interest in entering into a further business relationship with METASYN.

         (c) All tangible INFORMATION including, without limitation, monographs, specifications, flow sheets, descriptions, data, materials, samples, computer media and other tangible material pertaining thereto shall remain the property of METASYN. Immediately upon the request of METASYN, CONSULTANT shall return all tangible INFORMATION, and all copies thereof, to METASYN.



         The foregoing obligations of confidentiality and non-use shall not apply to:

(a) Information which CONSULTANT can demonstrate by documentary evidence was known to CONSULTANT prior to the date of its disclosure pursuant to the Agreement and not obtained or derived directly or indirectly from METASYN; or

(b) Information which is or becomes public or available to the general public otherwise than through CONSULTANT's act or default; or

(c) Information obtained subsequent to disclosure under this Agreement by METASYN from a third party who is lawfully in possession of same and not under any obligation of confidence with respect thereto.

         7.3. Nothing herein shall be construed as giving CONSULTANT any right, title, interest in or ownership of INFORMATION or of any right under any patent or other intellectual property right pertaining thereto.

         7.4. METASYN warrants that the INFORMATION is owned by or licensed to METASYN and that METASYN has full right to disclose it to CONSULTANT for the purpose of evaluating a business relationship or performing research, and that to the extent all or part of the INFORMATION is owned by others that METASYN is the authorized representative of any such persons with full right to make disclosure to CONSULTANT.

         7.5. Non-Solicitation. The CONSULTANT shall not during the term of this Agreement or at any time during the five (5) years following termination of this Agreement solicit any person who is employed by or a CONSULTANT to METASYN or any affiliate or subsidiary of METASYN either during the CONSULTANT's period of Consultancy or during such five (5) year period, to terminate such person's employment by or consultancy to METASYN, such affiliate or subsidiary. As used herein, the term "solicit" shall include, without limitation, requesting, encouraging, assisting or causing, directly or indirectly, any such employee or CONSULTANT to terminate such person's employment by or consultancy to METASYN, affiliate or subsidiary.

         7.6. Continued Obligations. The CONSULTANT's obligations under this
Section 7 and Section 6 shall not be affected: (i) by any termination of the CONSULTANT's Consultancy, including termination upon METASYN's initiative; nor
(ii) by any change in the CONSULTANT's position, title or function with METASYN; nor (iii) by any interruption in consultancy during which the CONSULTANT leaves and then rejoins METASYN for any period within a period of one year and for any reason.




8.       NOTICES

         For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight courier with a receipt obtained therefor or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


To METASYN:                              To CONSULTANT:

Michael D. Webb
President
Metasyn Inc.
71 Rogers Street

Cambridge, MA  02142-1118


or to such other address as either party may furnish to the other in writing in accordance with this Section, except that notices of changes of address shall be effective upon receipt.

9.       OTHER PROVISIONS

         9.1. Publicity. The CONSULTANT consents to the use by METASYN of his name and likeness in written materials or oral presentations to current or prospective customers, investors or others; provided that such materials or presentations accurately describe the nature of the CONSULTANT'S relationship with or contribution to METASYN.

         9.2. Remedies. In the event of any breach by the CONSULTANT of any of the provisions of this Agreement, METASYN shall be entitled, in addition to monetary damages and to any other remedies available to METASYN under this Agreement and at law, to equitable relief, including injunctive relief, and to payment by the CONSULTANT of all costs incurred by METASYN in enforcement against the CONSULTANT of the provisions of this Agreement, including reasonable attorneys' fees.

         9.3. No Waiver. Waiver of any provision of this Agreement, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor any waiver of the same provision in another instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breach.

         9.4. Headings. The paragraph headings have been inserted for purposes of convenience only and shall not be used for interpretive purposes.

         9.5. Assignment. Any assignment by CONSULTANT of the rights and obligations under this Agreement without the prior written consent of METASYN shall be void. This Agreement is binding upon CONSULTANT for a period of five
(5) years from the date hereof, and inures to the benefit of and shall be enforceable by METASYN and its successors.

         9.6. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and supersedes all previous written or oral representations, agreements and understandings between METASYN and the CONSULTANT, whether expressed or implied. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

         9.7. Amendment. Any amendment or modification of this Agreement or waiver of any right, in whole or in part, will be effective only if it is in writing and signed by the parties hereto.

         9.8. Applicable Law and Severability. This Agreement shall be governed by the laws of The Commonwealth of Massachusetts. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the validity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

         The CONSULTANT and METASYN have executed and delivered this Agreement as a document under seal as of the Effective Date.


"METASYN"                                "CONSULTANT"
Metasyn Inc.

By:                                      By:
           Michael D. Webb

Title:     President and CEO             Title:

Date:                                    Date:


                                         S.S. No.